SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 30, 2007

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2007 Annual Meeting of Shareholders.

We will hold the meeting on Friday, May 4, 2007, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, 10th Floor, New York, New York 10017.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our 2006 Annual Report on Form 10-K and Annual Report to Shareholders accompany these enclosures.

Your vote is important. Whether you plan to attend the meeting in person or not, please review the enclosed material and complete, sign, date and return the enclosed proxy card in the envelope provided. Instead of returning a proxy card, you may choose to vote your shares by using the Internet or telephone voting options explained on your proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Co-Chairman and Co-Chief Executive Officer	Robert H. Steers Co-Chairman and Co-Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013    Tel: (212) 832-3232    Fax: (212) 832-3622

March 30, 2007

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, 10th Floor, New York, New York 10017, on Friday, May 4, 2007, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect our entire board of directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007; and

(3)	Consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting or any adjournments or postponements thereof if you were a Cohen & Steers shareholder at the close of business on March 9, 2007.

We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, sign and date the enclosed proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. Instead of returning a proxy card, you may choose to vote your shares by using the Internet or telephone voting options explained on your proxy card. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013    Tel: (212) 832-3232    Fax: (212) 832-3622

March 30, 2007

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” “we” or “our”), of proxies to be voted at our 2007 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2007 Annual Meeting of Shareholders on Friday, May 4, 2007, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, 10th Floor, New York, New York 10017.

This Proxy Statement and form of proxy are being mailed starting April 2, 2007.

Items to Be Voted on at the Annual Meeting

The items of business scheduled to be voted on at the Annual Meeting are:

•	the election of directors;

•	the ratification of the appointment of our independent registered public accounting firm for the current fiscal year; and

•	any other business that is properly presented at the Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 9, 2007 are entitled to receive this notice and to vote their shares of our common stock at the Annual Meeting. As of March 9, 2007, 39,722,815 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your proxy card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

You may:

•	Complete, sign, date, and return the enclosed proxy card in the envelope provided; the envelope requires no postage if mailed in the United States.

OR

•

Vote by using the Internet. Instructions are provided on your proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	Vote by telephone using the instructions on your proxy card.

OR

•

Vote in person by attending the Annual Meeting. We will distribute ballots on request to shareholders who are eligible to vote at the Annual Meeting. Even if you returned a proxy before the Annual Meeting, you may withdraw it and vote in person.

Voting at the Annual Meeting

In the event you mail your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your proxy card and if any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at the Annual Meeting. You can revoke your proxy at any time before voting is declared closed at the Annual Meeting. You may revoke your proxy by sending a signed proxy with a later date in time for us to receive it before voting is declared closed, or by voting in person at the Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your proxy card. You cannot, however, revoke your proxy at the Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the voting power present in person or represented by proxy and entitled to vote is required for Item 1, election of directors. The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Item 2, ratification of our independent registered public accounting firm. Abstentions and broker “non-votes” are not counted in the voting tally for purposes of Item 1.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, 10th Floor, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Multiple Copies of Annual Report to Shareholders

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one set of annual reports and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of annual reports and one proxy statement, we will deliver promptly a separate copy of the 2006 Annual Report on Form 10-K, the 2006 Annual Report to Shareholders and this Proxy Statement to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, 10th Floor, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You can also notify us that you would like to receive separate copies of our annual reports and proxy statement in the future by writing our Corporate Secretary. Even if your household has received only one set of annual reports and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of our annual reports and proxy statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports and proxy statement, you can contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Mellon Investor Services LLC, examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by Mellon Investor Services, LLC.

Voting Results

Mellon Investor Services LLC, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which we plan to file with the Securities and Exchange Commission (the “SEC”) in August 2007.

Annual Report

We make available free of charge through our website at www.cohenandsteers.com under the headings “Corporate Info/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current

Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, 10th Floor, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to srappa@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither the Annual Report on Form 10-K for the year ended December 31, 2006 nor the 2006 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 9, 2007, our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, each directly and indirectly owned approximately 29% of our outstanding common stock. As long as Mr. Cohen and Mr. Steers together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has fixed the number of directors at six and has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all of the nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Set forth below are the names of the nominees for election as our directors; their ages and principal occupations as of March 9, 2007; the years the nominees first became directors of our company; and their biographical information.

Name	Age	Position
Martin Cohen	58	Co-chairman, co-chief executive officer and director
Robert H. Steers	54	Co-chairman, co-chief executive officer and director
Richard E. Bruce	69	Director
Peter L. Rhein	65	Director
Richard P. Simon	61	Director
Edmond D. Villani	60	Director

Martin Cohen, a director since August 2004, is the co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. In 2001, he was the recipient of the National Association of Real Estate Investment Trusts Industry Achievement Award. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Robert H. Steers, a director since August 2004, is the co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Richard E. Bruce, a director since August 2004, retired from Merrill Lynch in 2004. From 1992 until his retirement, Mr. Bruce worked in the Equity Capital Markets department at Merrill Lynch, most recently as a director. Mr. Bruce has a BA degree in economics from Union College and an MBA degree from the Wharton School of the University of Pennsylvania.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant. Mr. Rhein serves on the board of directors and as chairman of the audit committee for Health Care Property Investors, Inc. and on the board of governors of the Fulfillment Fund, a not-for-profit organization which supports education for disadvantaged students. Mr. Rhein has a BS degree in accounting from Claremont McKenna College.

Richard P. Simon, a director since August 2004, retired from Goldman Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He is chairman of the board of Georgetown University and serves on the board of the Colonial Williamsburg Foundation and the investment committee of the Rockefeller Brothers Fund. In addition, he chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Other Executive Officers

In addition to Mr. Cohen and Mr. Steers, the following persons serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	43	President
Adam M. Derechin	42	Executive vice president and chief operating officer
Matthew S. Stadler	52	Executive vice president and chief financial officer
James S. Corl	40	Executive vice president
John J. McCombe	46	Executive vice president
Francis C. Poli	44	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in May 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

James S. Corl, executive vice president, is the chief investment officer for all of our real estate securities portfolios. Prior to joining us in 1997, Mr. Corl spent two years as a vice president and co-portfolio manager with Heitman/PRA Securities Advisors, a REIT fund manager. Previously, he was an associate in the real estate investment banking group of Credit Suisse First Boston, where he specialized in the initial public offerings of REITs. Mr. Corl has also worked in the real estate consulting group of Arthur Andersen & Co. and as an office-leasing agent for Iliff, Thorn & Company, a West Coast commercial real estate brokerage firm. Mr. Corl has a BA degree with honors from Stanford University and an MBA degree from the Wharton School.

John J. McCombe, executive vice president and director of marketing, oversees the firm’s sales efforts for our open-end and closed-end mutual funds. Prior to joining us in 1997, he worked for Merrill Lynch for 14 years. Mr. McCombe has a BS degree from Fordham University and an MBA degree from Pace University.

Francis C. Poli, executive vice president and general counsel, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli spent nine years with Allianz Global Investors, most recently as managing director, chief legal officer and director of U.S. compliance. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines is available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of this document without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for our Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for our Senior Financial Officers are available at our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Shareholders are encouraged to visit the corporate governance section of the “Corporate Info” page of our website at www.cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

NYSE’s bright-line independence tests. The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of ours, or whose immediate family member is an executive officer of our company, is not independent until three years after the end of the employment relationship. The other bright-line independence tests address circumstances involving: the receipt of more than $100,000 per year in direct compensation from us, except for certain permitted payments such as director fees; employment by or affiliations with our current or former internal or external auditors; interlocking directorates; and certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE Web site at www.nyse.com.

Categorical standards of director independence adopted by the Board of Directors. The NYSE’s corporate governance rules permit a listed company’s board of directors to adopt categorical standards of director independence. Categorical standards are intended to assist a board in making determinations of independence. The NYSE recognizes that the adoption and disclosure of categorical standards provide investors with an adequate means of assessing the quality of a board’s independence and its independence determinations while avoiding the excessive disclosure of immaterial relationships.

The Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and us or our affiliates and subsidiaries (either directly or as partner, shareholder or officer of an organization that has a relationship with us) are material relationships for purposes of the listing standards of the NYSE. The Board of Directors has determined that the following relationships should not be considered material relationships that would impair a director’s independence: (i) relationships arising in the ordinary course of business, such as asset management, acting as trustee, or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (ii) relationships where a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, us for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (iii) relationships where a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of our common equity; (iv) relationships where a director is an executive officer or an employee of another company to which we are indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (v) relationships where a director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues.

Independence determinations made by the Board of Directors. At its meeting on March 13, 2007, the Board of Directors made a determination as to the independence of each director, in accordance with the applicable NYSE corporate governance rules. The Board of Directors determined at this meeting that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Certain of these directors have or may have one or more relationships that meet the categorical standards of independence adopted by the Board of Directors. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2006 approximately 4% of the outstanding common stock of Health Care Property Investors, Inc., a company for which Mr. Rhein serves on the board of directors and is the chairman of the audit committee. Further, the Board of Directors considered, but did not believe to be material, the fact that our investment banking group from time to time performed certain merger and acquisition and capital raising services for Health Care Property Investors. Finally, the Board of Directors determined that each of Messrs. Cohen and Steers was not independent. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors membership criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

There are no nominees for election to our Board of Directors this year who have not previously served as one of our directors.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year. “Non-management directors” include all directors who are not our officers. Currently, Mr. Cohen and Mr. Steers are the only officers serving on our Board of Directors. Each session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate website at www.cohenandsteers.com. Under the headings “Corporate Info/Board of Directors/Contact the Board of Directors,” shareholders may find the e-mail address board_communications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by our Associate General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit

Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these charters without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

The Audit Committee

The Board of Directors has a standing Audit Committee composed of Messrs. Rhein (Chair), Bruce, Simon and Villani that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees in the following areas: the independence of audit committee members; the audit committee’s responsibility to select and oversee our independent registered public accounting firm; procedures for handling complaints regarding our accounting practices; the authority of the audit committee to engage advisors; and funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist Board of Director oversight of the following: the integrity of our financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and the compliance by us with legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement. The Audit Committee’s charter, as re-approved by the Board of Directors on March 13, 2007, was included as Appendix A to our 2005 Proxy Statement and is also available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.”

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our stock award and incentive plans and establishing the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Bruce, Rhein and Simon. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules.

The Compensation Committee has delegated to Martin Cohen and Robert H. Steers the authority (with certain limitations) to grant awards under the Cohen & Steers, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) to participants in the plan who are not directors or senior officers of the company.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: assisting the Board of Directors by identifying individuals qualified to become Board of Directors members, and to recommend to the Board of Directors the director nominees for the next annual meeting of shareholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to us; leading the Board of Directors in its annual review of the Board of Directors and management’s performance; and recommending to the Board of Directors director nominees for each committee. The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Bruce, Rhein and Villani. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules.

Meetings of the Board’s Committees

The Board of Directors met six times during 2006. During 2006, the Board of Directors’ committees held the following number of meetings: Audit Committee—eleven meetings; Compensation Committee—five meetings; Nominating and Corporate Governance Committee—three meetings. In 2006, each director then serving attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual shareholders’ meeting and expects directors, absent valid reasons, to attend the shareholders’ meeting. All of the members of the Board of Directors attended the 2006 annual meeting of shareholders.

Compensation of Directors

Our policy is not to pay additional compensation to directors who are also our employees. Each outside director receives an annual retainer of $70,000, 40% of which is payable quarterly in cash and 60% of which is payable quarterly in restricted stock units, and $1,500 for each board or committee meeting attended by such director. The restricted stock units are granted under our Stock Incentive Plan and are 100% vested on the date of grant. The shares of common stock underlying the restricted stock units granted to a director will be delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

In addition, the chair of the Audit Committee receives an additional annual retainer of $12,500, the chair of the Compensation Committee receives an additional annual retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000.

Outside directors are further reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the board. In 2006, the reimbursement amount was $1,895, $12,738, $90 and $4,101, respectively for each of Messrs. Bruce, Rhein, Simon and Villani.

Outside directors receive no compensation from us other than compensation as one of our directors.

The following chart sets forth the compensation paid by us to non-employee directors in 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2) ($)	Total ($)
Richard E. Bruce	65,558	41,942	—	—	—	734	108,234
Peter L. Rhein	78,058	41,942	—	—	—	734	120,734
Richard P. Simon	66,058	41,942	—	—	—	734	108,734
Edmond D. Villani	73,058	41,942	—	—	—	734	115,734

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123(R)”) of awards pursuant to our Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in footnotes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 15, 2007.

In 2006, each of the directors was granted 1,739 restricted stock units at an aggregate grant date fair value of $41,942.

(2)	Represents the dividends paid on the aggregate restricted stock units discussed in footnote 1 to this table.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of four directors, each of whom is independent as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter was included as Appendix A to our 2005 Proxy Statement and is also available on our corporate website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm for 2006.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, as amended and Rule 2-07 of Regulation S-X.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of nonaudit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard E. Bruce Richard P. Simon Edmond D. Villani

REPORT OF THE COMPENSATION COMMITTEE

The following is the compensation report to shareholders on our executive compensation policies with respect to compensation reported for fiscal year 2006. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Richard E. Bruce Peter L. Rhein Richard P. Simon

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2006, our directors, executive officers and ten percent holders met all applicable SEC filing requirements. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at www.cohenandsteers.com under “Corporate Info/SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 9, 2007 by: (i) each person who is known by us to own beneficially more than 5% of any class of outstanding shares of our common stock; (ii) each of our directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of our executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 9, 2007 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 9, 2007, there were 39,722,815 shares of our common stock outstanding. This amount does not include restricted stock units issued by us to our employees. See footnote 1 to the following stock ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York, NY10153	2,777,260	(2)	7.0%	—
Martin Cohen	11,677,111	(3)(4)	29.4%	123,586
Robert H. Steers	11,673,424	(5)	29.4%	123,586
Richard E. Bruce	4,800		*	4,266
Peter L. Rhein	10,000		*	4,266
Richard P. Simon	2,000		*	4,266
Edmond D. Villani	1,000		*	4,266
Joseph M. Harvey	647,031	(4)	1.6%	614,193
Matthew S. Stadler	2,231		*	142,014
James S. Corl	3,141		*	298,407
All directors and executive officers as a group (12 persons)	24,154,404	(3)(5)	60.8%	1,910,224

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock

(1)	Represents non-voting restricted stock units granted under our Stock Incentive Plan. Additional information on our Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information is obtained from a Schedule 13G/A filed on February 14, 2007 by Baron Capital Group, Inc., Baron Capital Management, Inc., BAMCO, Inc. and Ronald Baron.

(3)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)	725,000 of the shares held by Mr. Cohen have been pledged as loan collateral. 642,676 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

(5)	Includes 950,920 shares of common stock held by The Robert H. Steers Family Trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee, composed entirely of independent directors, reviews and approves the elements of the compensation programs for our executive officers. The Compensation Committee is also responsible for overseeing our stock award and incentive plans.

In overseeing our executive compensation programs, the Compensation Committee strives to maintain programs that are effective in attracting and retaining executives capable of making significant contributions to our long-term success. As set forth in its charter, the Compensation Committee is responsible for:

•	Reviewing our overall compensation philosophy;

•	Reviewing corporate and individual executive officer performance goals and objectives of the co-chief executive officers and certain other executive officers;

•

Evaluating the performance of the co-chief executive officers and certain other executive officers in light of these criteria and, based on such evaluation and a peer group compensation analysis, recommending and approving the annual base salary, annual incentive performance bonus, restricted stock units and other benefits, direct and indirect, of the co-chief executive officers and certain other executive officers, respectively;

•	In connection with executive compensation programs:

—Reviewing and recommending to the full Board of Directors, or approving, new executive compensation programs;

—Reviewing on a periodic basis the operations of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

—Establishing and periodically reviewing policies for the administration of executive compensation programs; and

—Taking steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance;

•	Reviewing policies in the area of senior management perquisites (we currently have no senior management perquisites that are not granted equally to other employees);

•	Considering policies and procedures pertaining to expense accounts of senior executives (we currently have no expense accounts for senior executives);

•

Reviewing and making recommendations to the full Board of Directors or approving any contracts or other transactions with our current or former executive officers, including consulting arrangements, employment contracts, severance or termination arrangements and loans to employees made or guaranteed by us; and

•

Reviewing and making recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based plans, and overseeing the activities of the individuals responsible for overseeing those plans.

It is the Compensation Committee’s practice to make the most significant compensation decisions in a multi-step process over more than one meeting, so that Compensation Committee members have the ability to consider and discuss alternative courses of action, to ask for additional information as necessary, and to raise and discuss further questions.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation should be related to performance. We believe that an employee’s compensation should be tied to how the individual employee performs and to how well both we as a company and the employee’s team perform against both financial and non-financial goals and objectives.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data from independent sources to ensure that our compensation programs are competitive. The survey data used covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers, but uses these comparisons as one factor in determining the expected total value of annual base salary, annual incentive performance bonus (including the mandatory and optional program deferrals described in “Annual Incentive Performance Bonus” contained on page 18 of this Proxy Statement) and other equity awards that fairly compensate executive officers when considered in combination.

Equity awards are a significant part of total compensation. Through our mandatory and optional deferral programs, as well as other equity grants discussed in “Equity Awards” on page 19 of this Proxy Statement, restricted stock units comprise a significant portion of the total compensation package for the executive officers named in the Summary Compensation Table set forth on page 23 in this Proxy Statement (the “named executive officers”). The restricted stock units generally vest over three to five years and are conditioned on continuous employment.

Employees are provided with opportunities to own our common stock. We provide employees at all levels with various ways to become owners of our company. Since our initial public offering in 2004, we have granted restricted stock unit grants to broad segments of employees. Further, our mandatory and optional deferral programs (in which we match a portion of the deferred amount in additional restricted stock units) have provided a means for employees to become shareholders of our company. Lastly, employees may purchase shares of our common stock at a 15% discount through our Employee Stock Purchase Plan.

Compensation Consultant

In 2006, the Compensation Committee retained McLagan Partners, Inc. (“McLagan”) as its independent compensation consultant to advise it on all matters related to the senior executives’ compensation and our general compensation programs. McLagan advises the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for senior executives and designing and determining individual restricted stock unit grant levels. McLagan also assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and provides guidance on industry best practices.

Elements of Executive Compensation

The three primary components of our executive compensation programs are annual base salary, annual incentive performance bonuses (including mandatory and optional program deferrals) and other equity awards.

Annual base salary. Base salaries are set at levels that are competitive with similar positions at other comparable asset management companies. (The group of comparable asset management companies is described in “Fiscal Year 2006 Decisions” contained on page 20 of this Proxy Statement.) While we conduct surveys annually, salaries for those at executive levels are generally adjusted less frequently. Adjustments at the senior leadership level are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market. The base salaries paid to the named executive officers during fiscal year 2006 are shown in the Summary Compensation Table.

Annual incentive performance bonus. Annual incentive performance bonuses are designed to provide a linkage among executive performance, our annual performance and long-term increases in shareholder value. Annual incentive performance bonuses are generally granted in the year following the fiscal year performance period and are comprised generally of cash and mandatory and optional deferrals granted pursuant to our Mandatory Stock Bonus Program or Optional Stock Purchase Program.

Mandatory Stock Bonus Program. In order to retain our executive officers and promote stock ownership, a significant portion of the total compensation granted to the named executive officers is mandatorily deferred into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Stock Incentive Plan. Under the terms of our Mandatory Stock Bonus Program, we match a portion of the mandatorily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such deferred and company match amounts. The deferred amount and our match vest ratably over four years, and all accrued dividends cliff vest on the fourth anniversary of the grant. See footnote 6 to the “2006 Grants of Plan Based Awards” table on page 24 of this Proxy Statement.

Optional Stock Purchase Program. All employees may voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we match a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such deferred and company match amounts. Pursuant to the terms of our Optional Stock Purchase Program, the voluntarily deferred amounts are immediately vested and the match and accrued dividends vest on the third anniversary of the grant. For fiscal year 2006, each of Messrs. Cohen, Steers, Harvey and Stadler elected to defer a portion of their annual incentive performance bonus pursuant to our Optional Stock Purchase Program. See footnote 6 to the “2006 Grants of Plan Based Awards” table on page 24 of this Proxy Statement.

Equity awards. The grant of equity awards is consistent with our at-risk pay philosophy, as the equity awards are generally conditioned on continued employment. In granting equity awards, the Compensation Committee’s objective is also to provide named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and based on each named executive officer’s individual performance.

Currently, we provide named executive officers with restricted stock units that generally vest over five years and these restricted stock units are granted pursuant to our Stock Incentive Plan. The purposes of our Stock Incentive Plan are to attract, retain and motivate executives of outstanding ability and to align their interests with those of our shareholders. The Compensation Committee believes that our current long-term incentive programs are effective and that the use of restricted stock units is a competitive way to address the important issue of retaining key executive talent.

Employee Stock Purchase Plan

The purpose of the employee stock purchase plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. All named executive officers except Messrs. Cohen and Steers may participate in this plan on the same basis as all other eligible employees.

Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual pay to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock on the last day of each of the four quarterly offering periods.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to executive officers that are the same as those offered to all of our other employees.

Annual Incentive Performance Bonus Considerations

The annual incentive performance bonus process for named executive officers involves six basic steps:

(1) Reviewing our company’s performance goals. Early in each fiscal year, the Compensation Committee, working with senior management, reviews performance goals for us. The goals established for fiscal year 2006 are discussed in “Fiscal Year 2006 Decisions” on page 20 of this Proxy Statement.

(2) Reviewing individual performance measures. Working with senior management, the Compensation Committee reviews individual performance measures for each named executive officer. These measures allow the Compensation Committee to play a more active role in identifying performance objectives beyond purely financial measures, including, for example, exceptional performance of each individual’s functional responsibilities as well as leadership, creativity and innovation, collaboration, diversity initiatives, growth initiatives and other activities that are critical to driving long-term value for shareholders.

(3) Measuring company and individual performance. At or shortly after the end of the fiscal year, the Compensation Committee reviews our actual performance against each of the performance goals established for us at the outset of the year. Further, the Compensation Committee reviews the individual performance of each of the named executive officers (based in part on the assessment of the co-chief executive officers for officers other than themselves) and assesses that performance against the individual goals set at the beginning of the year. This assessment allows annual incentive performance bonus decisions to take into account each named executive officer’s personal performance and contribution during the year.

(4) Measuring executive compensation to peer group compensation. Before finalizing annual incentive performance bonuses, the Compensation Committee, with assistance from McLagan, considers external market data as one of several reference points in reviewing and establishing individual pay components and total compensation and ensuring that our executive compensation is competitive. However, this peer group compensation analysis is not in itself determinative of the named executive officers’ compensation, but is one of the factors used by the Compensation Committee in determining executive compensation.

(5) Review of compensation and benefits ratio. With assistance from management and McLagan, the Compensation Committee reviews our compensation and benefits ratio (the ratio of compensation and other benefits provided to our employees expressed as a percentage of revenues) and compares it against our industry peers. For 2006, our compensation and benefits ratio was 28.8%, which compared favorably with our industry peers. The Compensation Committee does not use this compensation and benefits ratio as a cap on compensation, but it is a guide to make sure that our compensation programs are competitive with our industry peers.

(6) Setting and/or approving the annual incentive performance bonus and the following year’s annual base salary. Taking into account the factors set forth in Steps 3 and 4, at the end of each fiscal year the Compensation Committee will meet once again to set the annual incentive performance bonus amount that may be granted to the co-chief executive officers and approve the annual incentive performance bonus amount that may be granted to the remaining named executive officers. At this time the Compensation Committee will also approve the annual base salary for the named executive officers for the following fiscal year.

Fiscal Year 2006 Annual Incentive Performance Bonus Decisions

On December 18, 2006 and January 14, 2007, the Compensation Committee took the actions necessary to arrive at the actual amount of the annual incentive performance bonus for each of the named executive officers. As part of this process, the Compensation Committee reviewed and, with the assistance of the co-chief executive officers (for named executive officers other than themselves), assessed our company’s and each named executive officer’s performance against the goals reviewed in February 16, 2006. Our company’s goals consisted of financial goals (target assets under management, net asset flows, revenue, pre-tax net income, earnings per share, and composite performance of the portfolios we manage) and strategic goals (continued globalization of product offerings, build-out of our organizational structure, maintaining our record of strong performance, focusing on organic growth of assets under management). Individual performance goals were developed by management based on expectations for each executive.

In order to ensure that our executive compensation programs were competitive, with the assistance of McLagan, the Compensation Committee benchmarked our executive compensation against those of fourteen publicly traded asset management companies (Affiliated Managers Group, Inc.; Alliance Capital Management Holding; AMVESCAP, PLC; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Janus Capital Group, Inc.; Legg Mason, Inc.; Nuveen Investments, Inc.; Putnam Investments Co.; and T. Rowe Price Group, Inc.). The Compensation Committee, however, does not believe that it is appropriate to benchmark compensation levels based solely on these publicly traded peers, so the Compensation Committee also reviewed compensation information obtained from McLagan surveys. These surveys provided more detailed analysis of executive officer compensation in the asset management industry.

Taking all of these factors into account, the Compensation Committee set the annual incentive performance bonus for the co-chief executive officers and approved the recommended annual incentive performance bonus for the remaining named executive officers, all as set forth in the Summary Compensation Table contained on page 23 of this Proxy Statement in the column headed “Non-Equity Incentive Plan Compensation” for each of the named executive officers under the Cohen & Steers, Inc. 2004 Annual Incentive Plan (the “Annual Incentive Plan”).

Co-Chief Executive Officer Compensation

We have entered into identical employment agreements with our co-chief executive officers, Martin Cohen and Robert H. Steers. Each employment agreement provides for an annual base salary of $500,000 and an annual incentive performance bonus payment of at least $1,000,000, but no more than $5,000,000, as determined by the Compensation Committee.

The Compensation Committee set Mr. Cohen’s and Mr. Steers’ compensation package for 2006, which included an annual base salary and an annual incentive performance bonus. The Compensation Committee’s decisions regarding Mr. Cohen’s and Mr. Steers’ compensation are reported to and discussed by the full Board of Directors at its next regularly scheduled meeting.

The Compensation Committee set an annual base salary in the amount of $500,000 and an annual incentive performance bonus under the Annual Incentive Plan of $1,500,000 to each of Mr. Cohen and Mr. Steers. No portion of the annual incentive performance bonus was paid in cash. Instead, the annual incentive performance bonus was awarded to each of them in the form of restricted stock units as follows: $1,300,000 was mandatorily deferred by us pursuant to our Mandatory Stock Bonus Program and $200,000 was voluntarily deferred by the executives pursuant to our Optional Stock Purchase Program. The Compensation Committee also approved a $325,000 company match of restricted stock units on the mandatory deferral and a $50,000 company match of restricted stock units on the optional deferral.

Compliance with Section 162(m)

In order for annual incentive performance bonuses granted to named executive officers subject to Section 162(m) to be tax-deductible by us, the specified performance targets set for each fiscal year under our Annual Incentive Plan must also be met. For fiscal year 2006 the performance criterion was “adjusted pre-tax profit.” Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items or variances.

Early in each fiscal year, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers. These maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit.

At the end of each fiscal year, the Compensation Committee may exercise its discretion to adjust a named executive officer’s award based on various factors. The Compensation Committee used its discretion to set and/or approve the annual incentive performance bonus set forth in the Summary Compensation Table contained on page 23 of this Proxy Statement for each of the named executive officers. None of the actual annual incentive performance bonuses equaled or exceeded the maximum amounts set in the beginning of the year by the Compensation Committee.

Tax policy. Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation exceeding $1 million paid to the named executive officers, subject to certain exceptions.

Pursuant to transitional rules set forth in the regulations under Section 162(m) of the Code, the $1 million deduction limit did not apply to the compensation paid to the named executive officers in 2006 pursuant to the terms of our Annual Incentive Plan and our Stock Incentive Plan and are not expected to apply to the compensation paid to the named executive officers in 2007 pursuant to such plans. Accordingly, all such compensation paid prior to such time should be deductible by us.

Further, our compensation plans are structured so that all amounts paid under those plans should generally be fully deductible. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it is not fully tax-deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2006, of our co-chief executive officers, our chief financial officer and the next two most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)		Total
		($)	($)	($)	($)	($)		($)	($)		($)
Martin Cohen Co-Chairman and Co-CEO	2006	500,000	—	291,572	—	200,000	(4)	—	25,028	(5)	1,016,600

Robert H. Steers Co-Chairman and Co-CEO	2006	500,000	—	291,572	—	200,000	(4)	—	25,028	(5)	1,016,600

Joseph M. Harvey President	2006	500,000	—	788,142	—	1,450,000	(6)	—	44,892	(5)	2,783,034

Matthew S. Stadler CFO	2006	300,000	—	492,372	—	675,000	(7)	—	18,153	(5)	1,485,525

James S. Corl Executive Vice President	2006	300,000	—	403,602	—	1,325,000	(8)	—	25,263	(5)	2,053,865

(1)	The executive’s annual incentive performance bonus is reported in this Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards pursuant to our Stock Incentive Plan, and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnotes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 15, 2007.

The 2006 Grants of Plan Based Awards Table contained on page 24 discloses the actual number and grant date fair value of restricted stock units granted in 2006 to each of the named executive officers.

(3)	Perquisites and other personal benefits for each named executive officer were less than $10,000 in the aggregate and therefore, information regarding perquisites and other personal benefits has not been included.

(4)	Vested restricted stock units with a grant date fair value of $200,000 were awarded to Messrs. Cohen and Steers on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of their 2006 annual incentive performance bonus. Messrs. Cohen and Steers received no cash annual incentive performance bonus in 2006. These vested restricted stock unit awards will be reflected in the 2007 Grants of Plan Based Awards table in next year’s proxy statement.

On August 9, 2004, we entered into identical employment agreements with Martin Cohen and Robert H. Steers that provide for an annual incentive performance bonus payment of at least $1,000,000.

(5)	Includes a matching contribution in our 401(k) Plan of $10,000 for each of Messrs. Cohen, Steers and Stadler and $7,500 for each of Messrs. Harvey and Corl.

Also includes $15,028, $15,028, $37,392, $8,153 and $17,763 in dividend equivalents accrued in additional restricted stock units throughout 2006 on optional and mandatory restricted stock unit awards granted to each of Messrs. Cohen, Steers, Harvey, Stadler and Corl pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program in and prior to 2006.

(6)	Includes an annual incentive performance bonus cash amount of $825,000 and vested restricted stock units with a grant date fair value of $625,000 awarded to Mr. Harvey on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards will be reflected in the 2007 Grants of Plan-Based Awards table in next year’s proxy statement.

(7)	Includes an annual incentive performance bonus cash amount of $375,000 and vested restricted stock units with a grant date fair value of $300,000 awarded to Mr. Stadler on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards will be reflected in the 2007 Grants of Plan-Based Awards table in next year’s proxy statement.

We have entered into an agreement with Mr. Stadler that provides for a minimum annual incentive performance bonus payment of $700,000 to be paid to him in 2006.

(8)	Represents an annual incentive performance bonus cash amount of $1,325,000.

2006 Grants of Plan-Based Awards

The following table discloses the actual number of vested and unvested restricted stock units granted in 2006 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target(2) ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Martin Cohen	1/27/06	1/5/06	—	—	—	—	—	—	54,477	(3)	—	—	1,122,499

Robert H. Steers	1/27/06	1/5/06	—	—	—	—	—	—	54,477	(3)	—	—	1,122,499

Joseph M. Harvey	1/27/06	1/5/06	—	—	—	—	—	—	93,116	(4)	—	—	1,918,655

Matthew S. Stadler	1/27/06	1/5/06	—	—	—	—	—	—	26,690	(5)	—	—	549,947

James S. Corl	1/27/06	1/5/06	—	—	—	—	—	—	53,495	(6)	—	—	1,102,264

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the named executive officers for fiscal year 2006 were actually granted in January 2007 and therefore, are not included in this table since they were not granted in 2006.

The Compensation Committee acted to award year-end equity based awards for the 2005 performance period at its regularly scheduled meeting on January 5, 2006, with the grants becoming effective on January 27, 2006. The average of the high and low price of our common stock on January 27, 2006 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” on page 18 of this Proxy Statement and “Annual Incentive Performance Bonus Considerations” on page 19 of this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Represents 54,477 restricted stock units that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

(4)	Includes 62,179 restricted stock units that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 9,281 restricted stock units from our mandatory deferral of a portion of the executive’s 2005 annual incentive performance bonus, plus 2,320 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest on January 27, 2009. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on January 27, 2009. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 15,469 vested restricted stock units from the optional deferral by the executive of a portion of his 2005 annual incentive performance bonus, plus 3,867 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on January 27, 2009, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 9,706 restricted stock units that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 5,095 restricted stock units from our mandatory deferral of a portion of the executive’s 2005 annual incentive performance bonus, plus 1,273 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest on January 27, 2009. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on January 27, 2009. Payment of these deferred amounts is contingent on continued employment.

Also includes 8,493 vested restricted stock units from the optional deferral by the executive of a portion of his 2005 annual incentive performance bonus, plus 2,123 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on January 27, 2009, subject, in the case of the company match and the dividends, to continued employment.

(6)	Includes 33,515 restricted stock units that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 9,591 restricted stock units from our mandatory deferral of a portion of the executive’s 2005 annual incentive performance bonus, plus 2,397 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest on January 27, 2009. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on January 27, 2009. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 6,394 vested restricted stock units from the optional deferral by the executive of a portion of his 2005 annual incentive performance bonus, plus 1,598 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on January 27, 2009, subject, in the case of the company match and the dividends, to continued employment.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2006.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin Cohen	—	—	—	—	—	71,414	(2)	2,868,700	—	—

Robert H. Steers	—	—	—	—	—	71,414	(2)	2,868,700	—	—

Joseph M. Harvey	—	—	—	—	—	144,148	(3)	5,790,425	—	—

Matthew S. Stadler	—	—	—	—	—	113,964	(4)	4,577,934	—	—

James S. Corl	—	—	—	—	—	77,286	(5)	3,104,579	—	—

(1)	Based on the closing price of Cohen & Steers common stock of $40.17 on December 29, 2006.

(2)	Includes 54,477 restricted stock units that were granted on January 27, 2006 and that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011; 11,740 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on December 21, 2007; and 3,913 restricted stock units deferred pursuant to our Optional Stock Purchase Program that generally vest on December 21, 2007. Also includes 1,284 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 40,700 restricted stock units that were granted on December 10, 2004 that vest one-half ratably on each of January 1, 2007 and 2008; 62,179 restricted stock units that were granted on January 27, 2006 and that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011; 17,610 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on December 21, 2007; 11,601 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 5,870 restricted stock units deferred pursuant to our Optional Stock Purchase Program that generally vest on December 21, 2007; and 3,867 restricted stock units deferred pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009. Also includes 2,321 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 95,551 restricted stock units that were granted on May 9, 2005 that vest one-fourth ratably on each of May 9, 2007, 2008, 2009 and 2010; 9,706 restricted stock units that were granted on January 27, 2006 and that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011; 6,368 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; and 2,123 restricted stock units deferred pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009. Also includes 216 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(5)	Includes 12,210 restricted stock units that were granted on December 10, 2004 that vest one-half ratably on each of January 1, 2007 and 2008; 33,515 restricted stock units that were granted on January 27, 2006 and that vest one-fifth ratably on each of January 27, 2007, 2008, 2009, 2010 and 2011; 17,023 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on December 21, 2007; 11,988 restricted stock units deferred pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; and 1,598 restricted stock units deferred pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009. Also includes 952 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

2006 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2006 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Martin Cohen	—	—	—		—

Robert H. Steers	—	—	—		—

Joseph M. Harvey	—	—	35,819	(1)	697,453

Matthew S. Stadler	—	—	32,380	(2)	787,222

James S. Corl	—	—	12,499	(3)	245,362

(1)	Represents the vesting of 20,350 restricted stock units on January 3, 2006 with a value realized on vesting of $378,714 that were originally granted on December 10, 2004. Also includes the grant of 15,469 vested restricted stock units voluntarily deferred by the executive from his annual incentive performance bonus with a value realized on vesting of $318,739. Note that these vested restricted stock units voluntarily deferred by the executive will not be delivered until January 27, 2009.

(2)	Represents the vesting of 23,887 restricted stock units on May 9, 2006 with a value realized on vesting of $612,224 that were originally granted on May 9, 2005. Also includes the grant of 8,493 vested restricted stock units voluntarily deferred by the executive from his annual incentive performance bonus with a value realized on vesting of $174,998. These vested restricted stock units voluntarily deferred by the executive will not be delivered until January 27, 2009.

(3)	Represents the vesting of 6,105 restricted stock units on January 3, 2006 with a value realized on vesting of $113,614 that were originally granted on December 10, 2004. Also includes the grant of 6,394 vested restricted stock units voluntarily deferred by the executive from his annual incentive performance bonus with a value realized on vesting of $131,748. These vested restricted stock units voluntarily deferred by the executive will not be delivered until January 27, 2009.

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.

Martin Cohen. The following table describes the potential payments upon termination for Martin Cohen, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
Compensation:
Base Salary ($500,000)	$1,000,000	—	$1,000,000	—	$1,500,000		—		—
Annual Incentive Bonus	$2,000,000	—	$2,000,000	—	$3,000,000		$1,000,000		$1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	$2,868,700	(3)	$680,359	(4)	$680,359	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	$293,067	$293,067	$293,067	—	$293,067		—		$293,067

(1)	Assumes the executive’s date of termination is December 29, 2006 and the price per share of our common stock on the date of termination is $40.17 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	Includes the value of 54,477 unvested restricted stock units. Also includes 15,653 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,284 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 15,653 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,284 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Robert H. Steers. The following table describes the potential payments upon termination for Robert H. Steers, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
Compensation:
Base Salary ($500,000)	$1,000,000	—	$1,000,000	—	$1,500,000		—		—
Annual Incentive Bonus	$2,000,000	—	$2,000,000	—	$3,000,000		$1,000,000		$1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	$2,868,700	(3)	$680,359	(4)	$680,359	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	$355,972	$355,972	$355,972	—	$355,972		—		$355,972

(1)	Assumes the executive’s date of termination is December 29, 2006 and the price per share of our common stock on the date of termination is $40.17 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	Includes the value of 54,477 unvested restricted stock units. Also includes 15,653 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,284 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 15,653 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 1,284 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Joseph M. Harvey. The following table describes the potential payments upon termination for Joseph M. Harvey, our president.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	$5,790,425	(2)	$1,657,776	(3)

(1)	Assumes the executive’s date of termination is December 29, 2006 and the price per share of our common stock on the date of termination is $40.17 per share.

(2)	Includes the value of 102,879 unvested restricted stock units. Also includes 38,948 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,321 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 38,948 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,321 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Matthew S. Stadler. The following table describes the potential payments upon termination for Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control	Death or Disability of the Executive
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	$4,577,934(2)	$349,760(3)

(1)	Assumes the executive’s date of termination is December 29, 2006 and the price per share of our common stock on the date of termination is $40.17 per share.

(2)	Includes the value of 105,257 unvested restricted stock units. Also includes 8,491 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 216 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 8,491 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 216 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

James S. Corl. The following table describes the potential payments upon termination for James S. Corl, an executive vice president.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	$3,104,579	(2)	$1,267,805(3)

(1)	Assumes the executive’s date of termination is December 29, 2006 and the price per share of our common stock on the date of termination is $40.17 per share.

(2)	Includes the value of 45,725 unvested restricted stock units. Also includes 30,609 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 952 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 30,609 restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 952 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Assumptions. Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Restricted Stock Unit Acceleration. The executives will be entitled to the acceleration of their unvested and/or undelivered restricted stock units as described in the tables above if executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” each within the two-year period following a “change in control” of our company.

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Messrs. Cohen and Steers in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board nominated by Messrs. Cohen and Steers cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

A termination is for “cause” if it is for any of the following: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is “good reason” if it is for any of the following (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute good reason only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

Pension Benefits

Other than our broad-based 401(k) Plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Martin Cohen and Robert H. Steers (each, an “Executive”). Each employment agreement provides for the Executive’s employment as our co-chief executive officer and co-chairman of the Board of Directors for a term of three years commencing on our initial public offering in August 2004, subject to automatic, additional one-year extensions unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provides for an annual base salary of $500,000 and an annual incentive performance bonus payment of at least $1,000,000, but no more than $5,000,000, as determined by the Compensation Committee. During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment. Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive will be entitled to receive:

(1) a payment equal to his target annual incentive performance bonus for the fiscal year in which the termination occurs;

(2) any accrued, but unpaid, base salary through the date of termination; and

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year.

As set forth in each employment agreement, if an Executive’s employment is terminated prior to the expiration of the term by us without “cause” or by the Executive for “good reason” or if we elect not to extend the term (each a “qualifying termination”), the Executive will be entitled, subject to his compliance with certain restrictive covenants, to a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of his annual base salary and his target annual incentive performance bonus for the fiscal year in which the termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive will be entitled to receive only the accrued but unpaid salary through the date of termination and earned but unpaid bonus for the previously completed fiscal year.

Each employment agreement generally provides that, if the Executive’s employment terminates for any reason other than by us for cause, the Executive and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the Executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

Restrictive covenants. Non-competition. Pursuant to each employment agreement, during the term of the agreement and, if the Executive’s employment is terminated by us for cause or by the Executive without good reason or the Executive elects not to extend the term, for one year following such termination of employment, the Executive generally will be prohibited from:

(1) seeking to provide or providing investment advisory services to certain persons to whom we or any of our affiliates render services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue their employment with us or hiring or employing such employees;

(3) competing with us and our affiliates;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each Executive is subject to customary confidentiality, intellectual property and non-disclosure covenants, including a covenant which, in general, prohibits the Executive from disclosing, retaining or using for his or any other person’s benefit our confidential information and a covenant which, in general, requires the Executive to assign, transfer and convey to Cohen & Steers all rights and intellectual rights to any works of authorship, inventions, intellectual property, materials, documents or other work product by the Executive.

If the Executive breaches any of the restrictive covenants or the confidentiality, intellectual property or non-disclosure covenants, in addition to any remedies at law, the Executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

If a dispute arises out of the employment agreement with an Executive, we will pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

Each employment agreement also provides that upon a termination of the Executive’s employment for any reason, in general, the Executive will retain the right to use his name in connection with future business ventures.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Cohen & Steers, Inc. 2004 Stock Incentive Plan	6,485,745	(1)	3,014,255

Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan	142,171	(2)	357,829
Total Approved by Shareholders	6,627,916	(1)(2)	3,372,084

Not Approved
None	—	—	—

(1)	All of the awards granted under our Stock Incentive Plan are restricted stock units, which by their nature do not have an exercise price.

(2)	85% of the fair market value of our common stock on last business day of each three-month offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

We have adopted a policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect beneficial interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, then determines whether the transaction may be consummated or permitted to continue.

If such transaction or agreement rises to the level of a “related party transaction,” then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction that is (i) reportable by us under paragraph (a) of Item 404 of Regulation S-K, (ii) in which we were or are to be a participant, (iii) the amount involved exceeds $120,000 and (iv) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our client accounts, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investment in various of our funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Cohen and Mr. Steers, our chairmen and co-chief executive officers, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Steers and Mr. Cohen do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Since we were organized in 1986 and until our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Cohen and Mr. Steers, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

We have entered into a tax indemnification agreement with Mr. Cohen and Mr. Steers. Although we believe that we have met the requirements for an S-corporation, the agreement provides for, among other things, Mr. Cohen and Mr. Steers to indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligation of Mr. Cohen and Mr. Steers will be limited to the aggregate amount of all distributions we made to them to pay taxes during any time that we reported our taxable income as an S-corporation but are deemed to have been a C-corporation. The agreement also provides for payment by Mr. Cohen and Mr. Steers to us and by us to

Mr. Cohen and Mr. Steers to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Cohen and Mr. Steers. We will increase, or gross up, our indemnification payments to Mr. Cohen and Mr. Steers to the extent necessary to take into account the increase in current tax liability incurred by Mr. Cohen and Mr. Steers on account of the indemnification payments. The amount of any payment cannot exceed the amount of benefit received by us or Mr. Cohen and Mr. Steers attributable to the adjustment in tax liability.

Registration Rights Agreement

Mr. Cohen and Mr. Steers have entered into a registration rights agreement with us, pursuant to which we have granted to them, their affiliates and certain of their transferees the right, as described below, to require us to register under the Securities Act shares of common stock (and other securities convertible into or exchangeable or exercisable for shares of common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable them to resell the registrable securities owned by them. The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration if to register would require an audit of us other than our regular audit, if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or, for a period of 90 days, if we determine that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 13, 2007, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2007. Representatives of the firm of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2007.

Fees Incurred by Cohen & Steers for Deloitte & Touche LLP

Aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2005 by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, are set forth below.

	2006	2005
Audit Fees(a)	$685,000	$770,500
Audit Related Fees	—	—
Tax Fees(b)	—	166,500
All Other Fees(c)	20,408	20,408

Total	$705,408	$957,408

(a)	Fees for audit services billed in 2006 and 2005 consisted primarily of:

•	Audit of our annual financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly financial statements.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual and interim report materials.

•	Review and required procedures related to SEC filings.

•	Attendance at audit committee meetings at which matters relating to the audit or review were discussed.

(b)	In 2005, tax services primarily reflect the preparation of tax returns and consultations regarding tax issues.

(c)	All other fees in 2005 and 2006 consisted of the partial payment of the audit fee related to Houlihan Rovers and the procurement of an on-line accounting research tool offered by Deloitte & Touche to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not required by the SEC rules) and the other terms of the engagement.

Periodically, and no later than at its first meeting of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for us. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

In accordance with the rules of the SEC, to be considered for inclusion in our Proxy Statement and form of proxy for our 2008 Annual Meeting of Shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by December 4, 2007, pursuant to the requirements of Rule 14a-8 under the Exchange Act. The proposal should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to the principal executive offices of Cohen & Steers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

COHEN & STEERS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Salvatore Rappa, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 9, 2007, at the 2007 Annual Meeting of Stockholders to be held on May 4, 2007, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR the ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm in Item 2.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

^     FOLD AND DETACH HERE     ^

COHEN & STEERS, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 4, 2007

9:00 A.M., Local Time

COHEN & STEERS, INC.

280 PARK AVENUE

NEW YORK, NEW YORK

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the ratification of Deloitte & Touche LLP as the company’s independent registered public accounting firm in Item 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted FOR all nominees listed in Item 1 and FOR Item 2.

				2.	Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm.
1.	Election of Directors

	Nominees: 01 Martin Cohen 02 Robert H. Steers 03 Richard E. Bruce 04 Peter L. Rhein 05 Richard P. Simon 06 Edmond D. Villani	FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	FOR	AGAINST	ABSTAIN
		☐	☐	☐	☐	☐
FOR all nominees, except vote withheld from the following nominees (if any):

Signature	Signature	Date

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

^    FOLD AND DETACH HERE    ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR

TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cns		Telephone 1-866-540-5760
OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.